UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On October 23, 2013, CytoDyn Inc. (the “Company”) completed its previously-reported private placement of Units. To accommodate investor interest, prior to the final closing, the Company increased the maximum offering amount from $10 million to $14.5 million. Investors received two shares of the Company’s Common Stock plus a warrant to purchase one additional share of Common Stock for each Unit sold. Unit warrants are exercisable at an exercise price of $0.75 per share and will expire five years after issuance.

In the final closing, the Company sold a total of 5,193,973 Units, representing 10,387,946 shares of Common Stock and Unit warrants to purchase an additional 5,193,973 common shares, for gross cash proceeds of $6,752,165. In addition, six holders of a total of $850,000 in principal amount of short-term convertible promissory notes issued July 31, 2013, elected to convert their notes plus accrued interest into a total of 659,490 Units. Including Units sold in the previous three closings, a total of 22,307,700 shares of Common Stock were sold, together with warrants to purchase a total of 11,153,850 additional common shares.

The Company agreed to pay a 10% cash commission and a 3% nonaccountable, administrative fee on the gross sale proceeds (other than proceeds of the converted short-term notes described above) to its placement agent. The placement agent will also receive seven-year warrants with an exercise price of $0.75 per share covering a number of shares equal to 15% of the shares subject to Units sold in the offering. With respect to the converted short-term notes, the placement agent is entitled to a 5% cash commission on the converted amount, plus warrants equal to 11% of the total shares covered by the Units received upon conversion. To the extent the Unit warrants issued in the offering are subsequently exercised, the placement agent will be entitled to an additional cash fee of 6% of gross exercise proceeds realized.

The sales are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and the safe harbor provisions of Rule 506 of Regulation D promulgated thereunder applicable to sales of securities exclusively to accredited investors, as that term is defined in Rule 501(a) of Regulation D.

The securities sold by the Company in the private offering were not registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a registration statement under the Act registering for resale all of the shares of Common Stock issued in the private placement, together with the shares underlying Unit warrants, no later than November 15, 2013. The registration statement is expected to become effective sometime thereafter. This report shall not be construed as an offer to sell or the solicitation of an offer to buy any of the Company’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: October 24, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer